UPDATE ON TEREX’S RESTATEMENT PROCESS

QUESTIONS AND ANSWERS

(February 17, 2006)

Q. What is the current status of the Company’s restatement process?

A. On February 17, 2006, Terex Corporation announced that it has completed the restatement of its financial statements for the years ended December 31, 2000, 2001, 2002 and 2003, the filing of its Annual Report on Form 10-K, including its audited financial statements, for the year ended December 31, 2004, and the filing of all of its quarterly reports for the first, second and third quarters of 2004.

Q: What adjustments were disclosed in Terex’s Form 10-K for the year ended December 31, 2004, and what was the financial impact on retained earnings and stockholders’ equity for these adjustments?

A: The chart below provides the net income impact, by year, of the restatement. More detail on the individual items that comprise the adjustments is provided later in this answer.

Net Income Adjustments, by year, resulting from the restatement

Note: increase / (decrease) in millions

* A $200.7 million tax valuation allowance on the U.S. deferred tax assets was recorded in 2003. This $200.7 million loss was fully reversed in 2004. Additionally, the tax valuation allowance in 2003 of $200.7 million is $4.2 million higher than the previously disclosed amount of $196.5 million.

The cumulative effect of the restatement of the Company’s previously issued financial statements was to increase (reduce) retained earnings as of December 31, 2003, 2002, 2001, 2000 and 1999 by ($247.1) million (of which $200.7 million relates to the tax valuation allowance discussed below), ($46.0) million, ($20.1) million, ($1.6) million and $9.6 million, respectively, which includes tax benefits (expense) of ($185.7) million, $6.7 million, $0.0 million, $5.4 million and $12.0 million, respectively. Total stockholders’ equity as of December 31, 2003, 2002, 2001, 2000 and 1999 increased (decreased) by ($202.1) million (of which $200.7 million relates to the tax valuation allowance discussed below), ($42.3) million, ($40.9) million, ($21.3) million and $12.0 million, respectively. The issues giving rise to the restatement of the Company’s previously issued financial statements, and the pre-tax adjustments resulting there from, are summarized below:

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North American Cranes (Cranes Segment): Certain items, mainly related to disputed charges, inventory shortages, warranty and third party payables activity, were erroneously recorded to intercompany accounts that were not timely reconciled, leading to costs totaling $7.4 million in the year ended December 31, 2003, $6.9 million during the year ended December 31, 2002, $4.2 million in the year ended December 31, 2001, and $0.1 million during the year ended December 31, 2000 not being recorded as expenses. During the period from 2001 through 2003, the Company initiated a series of facility consolidations in its crane facilities in North America, which the Company believes was a contributing factor to these errors.

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North American Distribution (Construction Segment): The Company failed to timely and accurately reconcile certain intercompany imbalances which resulted in costs totaling $1.4 million in the year ended December 31, 2003, $11.6 million during the year ended December 31, 2002 and $1.2 million in the year ended December 31, 2001 not being recorded as expenses. The Company believes that the consolidation of its North American distribution for its construction products during 2002 was a contributing factor to these errors.

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Light Construction (Aerial Work Platforms Segment): The Company failed to timely and accurately reconcile certain intercompany imbalances, which resulted in errors in the recording of intercompany transactions and, as a result, costs totaling $2.1 million in the year ended December 31, 2003, $4.8 million during the year ended December 31, 2002, $1.3 million in the year ended December 31, 2001 and $0.2 million in the year ended December 31, 2000 were not recorded as expenses. The Company believes that the integration of several operations in its Light Construction business beginning in 2000 was a contributing factor to these errors.

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German Mining Business (Materials Processing & Mining Segment): As part of the review and subsequent correction of an imbalance in intercompany notes, errors in the accounting for costs associated with warranty and inventory charges were identified as having been improperly offset against intercompany accounts at the Company’s German mining operations. This resulted in costs of $7.4 million in the year ended December 31, 2001, and costs of $4.6 million in the year ended December 31, 2000, not being recorded as expenses.

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Compact and Heavy Equipment (Construction Segment): The Company failed to reconcile the accrual for goods received not invoiced to underlying detailed records for raw material and parts inventory in connection with assessing the appropriateness of the accrued liability. As a result, costs were not recorded as expenses totaling $5.7 million in the year ended December 31, 2003, $0.4 million during the year ended December 31, 2002, $0.2 million during the year ended December 31, 2001, and $0.0 million in the year ended December 31, 2000.

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Other Intercompany Imbalances and Other Items: The Company’s various business units buy and sell products and services from each other in the normal course of operations. Errors were identified as a result of not reconciling intercompany activity in a timely manner between certain business units. Other errors, not specifically related to intercompany activity, were identified during the review and were corrected in the restatement. These errors related mainly to the reconciliation of certain accruals, foreign currency adjustments, and the disposition of a foreign sales distribution business. As a result of these aggregate errors, expenses were not recorded totaling $1.9 million in the year ended December 31, 2003, $7.5 million in the year ended December 31, 2002, $3.0 million in the year ended December 31, 2001, and $0.8 million in the year ended December 31, 2000. These errors occurred mainly in the Construction and Cranes segments.

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Schaeff Goodwill: On January 14, 2002, the Company completed the acquisition of Schaeff, a German manufacturer of compact construction equipment and a full range of scrap material handlers. An error in the recording of the Company’s investment led to an overstatement of goodwill and the cumulative translation adjustment account within other comprehensive income within stockholders’ equity in the amount of $23.5 million, beginning in 2002.

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Revenue Recognition: The Company has determined that there were errors in the timing of revenue recognition with respect to three particular transactions in 2000 and 2001, two of which involved United Rentals and one of which involved a third-party financial institution because the risks and rewards of ownership in the equipment involved in such transactions had not passed from the Company to its customers. The correction of these errors has resulted in an increase in revenue in the year ended December 31, 2002 of $24.0 million and in the year ended December 31, 2001 of $26.3 million, and a decrease in revenue in the year ended December 31, 2000 of $50.3 million. As a result of these adjustments, there was an increase in pre-tax income (loss) of $1.9 million in the year ended December 31, 2002, $4.2 million in the year ended December 31, 2001, and ($6.1) million in the year ended December 31, 2000.

Additionally, other errors in the timing of revenue recognition where the risks and rewards of ownership had not passed from the Company to its customers were corrected, which increased revenue in the year ended December 31, 2003 by $12.7 million, and decreased revenue in the year ended December 31, 2002 by $4.9 million, in the year ended December 31, 2001 by $14.5 million and in the year ended December 31, 2000 by $18.3 million. As a result of these adjustments, there was an increase in pre-tax income (loss) of $2.6 million in the year ended December 31, 2003, ($1.2) million in the year ended December 31, 2002, ($2.4) million in the year ended December 31, 2001 and ($1.4) million in the year ended December 31, 2000.

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Acquisition Accounting: During the Company’s review of the accounting for certain of its acquisitions, errors were identified related to excess accruals for estimated future legal expenses and assumed product liabilities, as well as asset valuation errors. These errors also resulted in an overstatement of goodwill at the time of the acquisitions. As the goodwill was subsequently impaired, such errors also resulted in an overstatement of the goodwill impairment by $7.0 million during the year ended December 31, 2003. As a result of these aggregate errors, $6.5 million of expenses were not recorded (which were offset by $7.0 million of income relating to a reduction in goodwill impairment from $51.3 million to $44.3 million) in the year ended December 31, 2003, $2.1 million in the year ended December 31, 2002, $3.0 million in the year ended December 31, 2001 and $3.4 million in the year ended December 31, 2000.

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Cumulative Translation Adjustment: Management has also determined that the accounting treatment of certain of its goodwill related to foreign acquisitions did not meet the requirements of Statement of Financial Accounting Standards No. 52, “Foreign Currency Translation.” At the time these foreign acquisitions were completed, mainly in 1999 and 2002, the Company valued goodwill at the historic exchange rate, and failed to translate this goodwill in subsequent reporting periods at current exchange rates as required by SFAS No. 52. The cumulative impact of this correction has increased (decreased) the Company’s goodwill and the translation adjustment account within stockholders’ equity by $32.3 million as of December 31,

2003, ($0.6) million as of December 31, 2002, ($23.3) million as of December 31, 2001, ($18.6) million as of December 31, 2000 and ($5.7) million as of December 31, 1999. In addition, the reconciliation of intercompany imbalances described in the previous paragraphs affected the translation adjustment within stockholders’ equity.

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Retirement and Other Benefit Plans: During the Company’s review of its foreign defined benefit plans in 2004, an error was identified in the application of SFAS No. 87, “Employers’ Accounting for Pensions.” The Company did not record the minimum pension liability adjustment for these plans to other comprehensive income (net of taxes) within stockholders’ equity and other non-current liabilities. The net result of correcting this error was a reduction in other comprehensive income (net of taxes) as of December 31, 2003, 2002, 2001, 2000 and 1999 totaling $6.9 million, $10.7 million, $3.3 million, $0.0 million and $0.0 million, respectively. In addition, non-current liabilities increased as of December 31, 2003, 2002, 2001, 2000 and 1999 by $9.8 million, $15.3 million, $4.7 million, $0.0 million and $0.0 million, respectively. The Company also determined that it was not properly accounting for its equity based compensation in accordance with Emerging Issues Task Force Issue No. 97-14, “Accounting for Deferred Compensation Arrangements Where Amounts Earned Are Held in a Rabbi Trust and Invested” and Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” as permitted by SFAS No. 123 “Accounting for Stock-Based Compensation.” The net result of correcting these errors was a decrease to current liabilities as of December 31, 2003, 2002, 2001, 2000 and 1999 totaling $5.2 million, $5.2 million, $3.7 million, $1.9 million and $1.8 million, respectively, an increase to non-current liabilities as of December 31, 2003, 2002, 2001, 2000 and 1999 totaling $14.4 million, $11.2 million, $10.6 million, $9.1 million and $7.4 million, respectively, and a reduction in stockholders’ equity of $9.1 million, $6.0 million, $6.9 million, $7.2 million and $5.5 million as of December 31, 2003, 2002, 2001, 2000 and 1999, respectively.

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Taxes: As a result of the impact of the pre-tax income restatement items previously discussed, and the reconciliation of tax accounts, the Company is restating its tax accounts to decrease deferred taxes by $244.2 million and to increase income taxes payable by $1.6 million at December 31, 2003, and to increase (decrease) tax expense by $185.7 million and ($6.7) million for the years ended December 31, 2003 and December 31, 2002, respectively.

Included in the restatement amounts discussed above are amounts related to the reconciliation of the Company’s tax accounts that increased deferred taxes by $6.9 million and increased goodwill by $7.0 million at December 31, 2003, and increased (decreased) tax expense by ($3.0) million and $6.2 million for the years ended December 31, 2003 and December 31, 2002, respectively.

As a result of the pre-tax income restatement adjustments discussed above, a reassessment was performed as to the likely realization of the Company’s U.S. deferred tax assets at each reporting date. The reassessment of the realizability of the Company’s deferred tax assets resulted in a valuation allowance being recorded at December 31, 2003 in the restated financial statements. This increased the Company’s deferred tax valuation allowance and corresponding tax expense in 2003 by $200.7 million. Based on the profitability of the Company in 2004 and significant, profitable backlog generated in early 2005, the valuation allowance was reversed in the quarter ended December 31, 2004.

Q: Did any of the restatement activities impact reported cash flow or debt levels of the Company?

A: Net cash from operating activities, investing activities and financing activities did not change during the years ended December 31, 2003, December 31, 2002, December 31, 2001 or December 31, 2000 from previously issued results. The restatement may have impacted individual line items within the statement of cash flows within a given period, and the impacts of the restatement on those individual line items within operating activities are reflected in the consolidated statement of cash flows as included in Terex’s Annual Report on Form 10-K for the year ended December 31, 2004.

Q: Was the impact of the adjustments on stockholders’ equity the same as the increase or decrease in net income for each year?

A:

No, the impact on stockholder’s equity was not the same as the impact on net income for each of the years. Certain adjustments, such as goodwill adjustment associated with the Schaeff acquisition as well as the cumulative translation adjustment with regard to certain foreign acquisitions and the goodwill associated with each, only impacted the Company’s balance sheet and not its income statement.

Q: Did the Company’s additional investigative work uncover any additional material weaknesses that the Company had to report in its Annual Report on Form 10-K for the year ended December 31, 2004 that were not previously disclosed?

A.

On October 27, 2005, the Company disclosed certain material weaknesses that were known to exist as of December 31, 2004 and were to be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004. Additional review by the Company since October 27, 2005 has reaffirmed the disclosed weaknesses, and has characterized the related disclosures of these weaknesses into six distinct items as summarized in this answer. A complete description and listing of the material weaknesses identified by management in the Company’s internal control over financial reporting as of December 31, 2004 and management’s remediation initiatives is provided in the Company’s Form 10-K for the fiscal year ended December 31, 2004.

Management has conducted an assessment, including testing, of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2004. Management has identified the following material weaknesses as of December 31, 2004:

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The Company did not maintain effective controls over its financial reporting process due to an insufficient complement of personnel with a level of accounting knowledge, experience and training in the application of generally accepted accounting principles commensurate with the Company’s financial reporting requirements. Specifically, this control deficiency directly contributed to the material weaknesses described below, as well as resulting in errors in the timing of revenue recognition of certain transactions and not maintaining effective controls over the Company’s acquisition accounting, primarily resulting in errors in accruing for estimated future legal expenses, assumed product liabilities and certain asset valuations. This control deficiency further resulted in audit adjustments at two of the Company’s operating locations due to the Company not maintaining effective controls over its accounting for inventory; specifically, the reconciliation of parts and finished goods inventory accounts and the costing of internally transferred parts and work in process inventory were not sufficient to ensure the completeness and accuracy of those accounts.

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The Company did not maintain effective controls over the recording and elimination of its intercompany accounts. As a result of an internal investigation into the Company’s intercompany accounting practices, management determined that the Company did not maintain effective controls over the proper accounting for and monitoring of the recording of its intercompany transactions.

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The Company did not maintain effective controls over its accounting for income taxes, including income taxes payable, deferred income tax assets and liabilities and the related income tax provision. Specifically, the Company did not maintain effective controls over the accuracy and completeness of the components of the income tax provision calculations and related deferred income taxes and income taxes payable, and over the monitoring of the differences between the income tax basis and the financial reporting basis of assets and liabilities to effectively reconcile the differences to the reported deferred income tax balances.

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The Company did not maintain effective controls over its accounting for goods received but not yet invoiced. The Company’s processes, procedures and controls at two of the Company's operating locations, including reconciliation and review related to the completeness and accuracy of its goods received not invoiced liability, were ineffective. The goods received not invoiced account at the two locations was not adequately documented and differences were not adequately analyzed between detailed account listings and amounts recorded in the general ledger.

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The Company did not maintain effective controls over its accounting for goodwill denominated in foreign currencies. The Company’s processes, procedures and controls related to certain asset valuations, in addition to the translation of certain goodwill accounts denominated in a currency other than U.S. dollars, were not sufficient to ensure that goodwill was accurately recorded in accordance with generally accepted accounting principles.

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The Company did not maintain effective controls over its accounting for certain of its retirement and other benefit plans. Specifically, the Company’s processes, procedures and controls related to the use of actuarial information in the determination of its minimum pension liability for foreign defined benefit plans were not sufficient to ensure that such liability was accurately recorded. In addition, the Company’s processes, procedures and controls related to the accounting for the Company’s common stock component of its deferred compensation plan were not effective.

Q: For the material weaknesses that have been identified in the financial statements, what specific actions has the Company taken?

A.	In response to the material weaknesses identified, the Company has taken a number of substantial actions including the following:
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The Company has changed the reporting relationship for operating financial personnel, so that they now report directly to the corporate finance group, and ultimately the Company’s Chief Financial Officer, rather than to operational managers.

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The Company has taken disciplinary actions and/or made changes with respect to certain personnel as a result of the errors in accounting and failure to account in accordance with generally accepted accounting principles.

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The Company now requires periodic activity balancing, so that both parties recognize intercompany transactions at the same time. In the event of a dispute, the receiving party is required to recognize the transaction and escalate the dispute within the corporate finance group, so that reconciling items not resolved between the parties within a specified time frame are promptly resolved by the Company.

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The Company has added additional personnel, including: hiring a new Vice President of Information Technology and a new human resources director dedicated to the Company’s financial organization, both reporting to the Company’s Chief Financial Officer; appointing a new Chief Accounting Officer and Controller, reporting to the Company’s Chief Financial Officer; hiring a new Vice President of Internal Audit, reporting directly to the Chairman of the Audit Committee and for administrative purposes to the Company’s Chief Financial Officer; hiring an intercompany controller; and hiring other financial personnel in the corporate accounting, field location and internal audit areas.

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The Company engaged an outside service provider to review the Company’s existing set of internal controls and recommend process improvements specifically related to the treatment of intercompany activity.

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The Company’s Chairman and Chief Executive Officer, Chief Financial Officer, General Counsel, Senior Vice President of Human Resources and several others conducted full day mandatory meetings for approximately 350 of the Company’s executives on a worldwide basis concerning business practices, the Company’s Code of Ethics and Conduct, compliance, full disclosure and other matters.

•	The Company has provided additional training in the application of U.S. generally accepted accounting principles to financial personnel in the U.S. and internationally.

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The Company, with the assistance of an outside service provider, established procedures to more effectively and accurately accumulate detailed support for approximately eighty foreign tax basis balance sheets and related processes to identify the deferred tax items.

•	The Company conducted income tax training sessions with financial personnel.

•	The Company revised its tax provision processes (including a redesign of U.S. federal and state tax provision processes) to improve visibility, accuracy and support.

•	The Company has increased staffing in the tax department.

The Company intends to take further actions to remediate the material weaknesses noted above and improve controls overall which actions are intended to prevent this type of situation from occurring in the future including:

•	Providing enhanced and ongoing training for financial and tax personnel.

•	Adding additional personnel in key areas throughout the Company’s financial organization.

•	Increasing internal audit capabilities and other oversight to verify compliance with the Company’s policies and procedures.

•	Simplifying the Company’s legal and reporting entity structure to facilitate the processing of intercompany transactions and simplify the tax reporting processes.

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Implementing a common information technology platform/business management system worldwide for use throughout the Company to facilitate the accounting for and reconciliation of transactions as well as to provide other operational benefits.

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Developing an education program providing training to employees on how to handle different types of business issues to promote an open and transparent global business culture where the Company’s employees use responsible business practices.

Q: How does the filing of the Company’s Annual Report on Form 10-K for year ended December 31, 2004 affect the Company’s listing status with the New York Stock Exchange?

A: By filing its Annual Report on Form 10-K for the year ended December 31, 2004 with the SEC, Terex believes that it is now in compliance with the material listing requirements of the NYSE, and is thus no longer at risk for delisting on March 31, 2006.

Q. What is the current status of the SEC investigation of Terex?

A. As previously disclosed, Terex received a subpoena from the SEC in the investigation entitled “In the Matter of United Rentals, Inc.” This subpoena requested information to assist the SEC in its investigation of four transactions during 2000 and 2001 involving United Rentals, on the one hand, and Terex or a Terex subsidiary (prior to its acquisition by Terex), on the other. The SEC is examining, among other things, whether Terex properly accounted for those transactions. As set out below in a separate question and answer contained in this Q&A, Terex has determined there were errors in the timing of its revenue recognition with respect to two of its three transactions. Because the fourth transaction related to a subsidiary prior to its acquisition by Terex, it does not impact Terex’ financial statements.

Terex also previously disclosed that it had been advised verbally by the SEC that the SEC had commenced an investigation of Terex’s accounting. On February 1, 2006, the Company received a copy of a written order of a private investigation from the SEC.

Following a September 2005 meeting with the SEC, the Company commenced a review of certain historical accounts, including historical revenue recognition and reserve activity for bad debt, excess and obsolete inventory. In addition, a review of the accounting for restructuring programs and acquisitions was performed. As set out above in a separate question and answer contained in this Q&A, Terex has made adjustments in its restated financial statements to correct errors in certain of these areas.

Terex has been voluntarily cooperating with the SEC, and will continue to cooperate fully to furnish the SEC staff with information needed to complete their review.

Q: What is the status of the requirements and waiver from the Company’s senior bank lending group?

A: The Company applied for, and received on February 15, 2006, an additional waiver from its senior bank lending group granting an extension until March 1, 2006 to provide the lenders with its Annual Report on Form 10-K for the year ended December 31, 2004, and related documents, as well as the quarterly bank compliance certificates for the March 31, 2005, June 30, 2005 and September 30, 2005 quarters.

The Company has filed its Annual Report on Form 10-K for the year ended December 31, 2004 with the SEC, and is providing compliance certificates to its senior bank lending group for the 2005 quarterly periods. As such, the Company will be in compliance with all requirements of its bank facility.

Q. When is the Company planning to file its 2005 financial statements, both for the quarterly results and for the full year?

A. Terex continues to work diligently towards completing all of its financial statement requirements with the SEC. The Company expects to file its Quarterly Reports on Form 10-Q for the periods ended March 31, 2005, June 30, 2005 and September 30, 2005, and the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 in the near future.

Terex Corporation

500 Post Road East, Suite 320, Westport, Connecticut 06880

Telephone: (203) 222-7170, Fax: (203) 222-7976, www.terex.com